ARTHUR ANDERSON LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 29, 1997, included in Alexion Pharmaceuticals, Inc.'s Form 10-K for the year ended July 31, 1997, and to all references to our firm included in this registration statement.

                                         /s/ Arthur Andersen LLP

Hartford, Connecticut
March 16, 1998